Exhibit 10.74

THIRD AMENDMENT TO REVOLVING CREDIT NOTE

THIS THIRD AMENDMENT TO REVOLVING CREDIT NOTE (the “Amendment”) is made as of the 29th day of March, 2013, by and among, Dover Saddlery, Inc., a Delaware corporation (“Dover DE”), Dover Saddlery, Inc., a Massachusetts corporation, Smith Brothers, Inc., a Texas corporation, Dover Saddlery Retail, Inc., a Massachusetts corporation and Dover Saddlery Direct, Inc., a Massachusetts corporation (hereinafter, each with Dover DE, individually a “Borrower”, and collectively the “Borrowers”) and RBS Citizens, National Association, a national banking association, with a principal place of business at 875 Elm Street, Manchester, New Hampshire 03101 (hereinafter the “Lender”);

WHEREAS, Borrowers executed and delivered to Lender a Revolving Credit Note dated December 11, 2007 (as the same has been, is being, and may hereafter be amended, the “Revolving Credit Note”) in the current principal amount of up to Thirteen Million Dollars ($13,000,000.00);

WHEREAS, the parties wish to further amend the Revolving Credit Note to extend the Maturity Date, modify the so-called pricing margins, change a financial covenant and create a term sublimit under the revolving line of credit; and

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the parties agree as follows:

1.	DEFINITIONS.

Any capitalized term not otherwise defined herein shall have the meaning set forth in the Note.

2.	AMENDMENTS.

2.1 The Maturity Date is hereby extended to April 30, 2015.

2.2 The definition of Hedging Contract is replaced in its entirety with the following:

““Hedging Contract” means any and all rate swap transactions, foreign exchange transactions, credit derivative transactions and commodity transactions, including, but not limited to, basis swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, whether with Lender or any affiliate of Lender, now existing or hereafter arising.

2.3 The definition of “LA Margin” is hereby amended and restated in its entirety to read as follows:

“LA Margin” means the percentage shown below in the applicable column:

When Funded Debt to EBITDA is:	RLOC Margin %		Term Sublimit Margin %

• greater than 2.75:1.00	plus	2.75%	3.00%
• less than or equal to 2.75:1.00 but greater than 2.25:1.00	plus	2.50%	2.75%
• less than or equal to 2.25:1.00 but greater than 1.50:1.00	plus	2.25%	2.50%
• less than or equal to 1.50:1	plus	2.00%	2.25%

2.4 The definition of “LIBOR Rate Margin” is hereby amended and restated in its entirety to read as follows:

“LIBOR Rate Margin” means the percentage shown below in the applicable column:

When Funded Debt to EBITDA is:	RLOC Margin %		Term Sublimit Margin %

• greater than 2.75:1.00	plus	2.75%	3.00%
• less than or equal to 2.75:1.00 but greater than 2.25:1.00	plus	2.50%	2.75%
• less than or equal to 2.25:1.00 but greater than 1.50:1.00	plus	2.25%	2.50%
• less than or equal to 1.50:1	plus	2.00%	2.25%

2.5 The definition of “Prime Rate Margin” is hereby amended and restated in its entirety to read as follows:

“Prime Rate Margin” means the percentage shown below in the right hand column, as applicable:

When Funded Debt to EBITDA is:	RLOC Margin %		Term Sublimit Margin %

• greater than 2.75:1.00	plus	1.05%	1.30%
• less than or equal to 2.75:1.00 but greater than 2.25:1.00	plus	.755%	1.055%
• less than or equal to 2.25:1.00 but greater than 1.50:1.00	plus	.25%	.50%
• less than or equal to 1.50:1	plus	.00%	.25%

2.6 Section 4.2 of the Note shall be replaced in its entirety with the following:

“4.2 For the initial conversion under the term sublimit, commencing on the first Interest Payment Date after such conversion, and continuing on each Interest Payment Date thereafter, Borrower shall make fifty-nine (59) equal payments of principal with a sixtieth (60th) payment of all principal and interest due in full sixty (60) months after the first payment. For all other conversions made under the term sub limit, commencing on the Interest Payment Date which occurs six (6) months after the conversion is made, Borrower shall make fifty-three (53) equal payments of principal in the amount of the conversion divided by fifty-four (54) and a final payment of all principal and interest fifty-four (54) months after the first payment. For all other portions of the loan, Borrower will pay all principal and outstanding interest on the Maturity Date.”

3.	FULL FORCE AND EFFECT.

In all other respects and except as specifically amended hereby, the Revolving Credit Note remains in full force and effect and Borrowers agree to be bound thereby.

4.	NO FURTHER AMENDMENTS.

Borrowers confirm and agree that the amendments contained herein shall in no way be construed as an obligation on the part of Bank to further amend or extend the Revolving Credit Note or any other Instrument. This Amendment is not a novation.

5.	AUTHORITY.

Borrowers warrant that they has full power and authority and has taken all necessary corporate and other action and procured all necessary consents to execute and deliver this Amendment and perform its obligations hereunder.

[PAGE ENDS HERE, SIGNATURE PAGE(S) TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their behalf by the persons signing below who are thereunto duly authorized, as of the day and year first above-written.

BORROWERS:

DOVER SADDLERY, INC. (a Delaware Corporation)

/s/ David R. Pearce	By:	/s/ Stephen L. Day
Witness		Stephen L. Day
Title: President

DOVER SADDLERY, INC. (a Massachusetts Corporation)

/s/ David R. Pearce	By:	/s/ Stephen L. Day
Witness		Stephen L. Day
Title: Chairman of the Board

SMITH BROTHERS, INC.

/s/ David R. Pearce	By:	/s/ Stephen L. Day
Witness		Stephen L. Day
Title: Chairman of the Board

DOVER SADDLERY RETAIL, INC.

/s/ David R. Pearce	By:	/s/ Stephen L. Day
Witness		Stephen L. Day
Title: Chairman of the Board

DOVER SADDLERY DIRECT, INC.

/s/ David R. Pearce	By:	/s/ Stephen L. Day
Witness		Stephen L. Day
Title: Chairman of the Board

LENDER:

RBS CITIZENS, NATIONAL ASSOCIATION

	By:	/s/ Gary Hatfield
Witness		Gary Hatfield
Title: